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                                                                       EXHIBIT 5


                    [KEATING, MUETHING & KLEKAMP LETTERHEAD]


                                 March 19, 1996




Board of Directors
ICO, Inc.
100 Glenborough Drive
Suite 250
Houston, Texas  77067

Gentlemen:

     RE:  Form S-3 Registration Statement No. 333-891

     We have represented you in connection with the above-referenced Securities and Exchange Commission registration of outstanding shares owned by certain shareholders. On this basis, we have made an examination as to:

     1.  The organization of ICO, Inc. (the "Corporation"); and

     2. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of 311,550 shares of Common Stock to be included in a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission.

     Based upon such examination, we are of the opinion that:

     1. The Corporation is a duly organized and validly existing corporation under the laws of the State of Texas;

     2. The Corporation has taken all necessary and required corporate actions in connection with the issuance of 311,550 shares of newly issued Common Stock and the aforesaid 311,550 shares of Common Stock are validly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Corporation free of any preemptive rights.
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Board of Directors
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March 19, 1996

     We hereby consent to be named in the aforesaid Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement and furthermore consent to references made to this firm in the Registration Statement.

                                              Very truly yours,

                                              KEATING, MUETHING & KLEKAMP


                                              By: /s/ GARY P. KRAIDER
                                                 ------------------------
                                                      Gary P. Kraider